Exhibit 99.1

Histogen Announces Closing of $4.5 Million Registered Direct Offering

Priced At-the-Market under Nasdaq Rules

SAN DIEGO, November 16, 2020 — Histogen Inc. (Nasdaq: HSTO), a clinical-stage therapeutics company focused on developing potential first-in-class therapeutics that ignite the body’s natural process to repair and maintain healthy biological function, today announced the closing of its previously announced registered direct offering for the issuance and sale of 2,522,784 shares of its common stock, at a purchase price of $1.78375 per share. Histogen has also issued to investors, in a concurrent private placement, unregistered warrants to purchase up to an aggregate of 1,892,088 shares of its common stock. The offering was priced at-the-market under Nasdaq rules.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The warrants have an exercise price of $ 1.70 per share, are exercisable immediately and will expire five and one-half years from the date of issuance.

The gross proceeds from this offering were approximately $4.5 million, before deducting placement agent’s fees and other offering expenses. Histogen intends to use the net proceeds from this offering for working capital and general corporate purposes, including expenses related to the clinical development of its products for its CCM, hECM and HSC programs, further research and development, capital expenditures and general and administrative expenses.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) were offered by Histogen pursuant to a “shelf” registration statement on Form S-3 (File No. 333-248074) previously filed with the Securities and Exchange Commission (the “SEC”) on August 17, 2020 and declared effective by the SEC on August 26, 2020. The offering of the shares of common stock only was made by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Histogen

Histogen Inc. is a clinical-stage therapeutics company focused on developing potential first-in-class restorative therapeutics that ignite the body’s natural process to repair and maintain healthy biological function. Histogen’s innovative technology platform utilizes cell conditioned media and extracellular matrix materials produced by hypoxia-induced multipotent cells. Histogen’s proprietary, reproducible manufacturing process provides targeted solutions across a broad range of therapeutic indications including hair growth, dermal rejuvenation, joint cartilage regeneration and spinal disk repair. For more information, please visit www.histogen.com.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss the use of proceeds, our future operations and our ability to successfully initiate and complete clinical trials, obtain clinical trial data, and achieve regulatory milestones and related timing, including those related to the submission of a HST-003 IND for regeneration of cartilage in the knee, any initiation of a HST-002 Phase 1 trial for the treatment of moderate to severe nasolabial folds and the reporting of topline data for the ongoing HST-001 Phase 1a/2b trial for androgenic alopecia in men and the planned Phase 1 study of emricasan for the treatment of COVID-19; the nature, strategy and focus of our business; the sufficiency of our cash resources and ability to achieve value for our stockholders; and the development and commercial potential and potential benefits of any of our product candidates, such as HST-001, HST-002 and HST-003. We may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on our current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of ours that could differ materially from those described in or implied by the statements in this press release, including: market and other conditions, the uncertainties associated with the clinical development and regulatory approval of our product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of our product candidates may not be predictive of future results; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase its costs and expenses; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in our filings with the Securities and Exchange Commission. Except as otherwise required by law, we disclaim any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

Contact:

Susan A. Knudson

Executive Vice President & CFO

Histogen Inc.

ir@histogen.com